EXHIBIT 15

                        AMENDMENT AND SUPPLEMENT TO THE
                        PLAN FRAMEWORK SUPPORT AGREEMENT

                                  by and among

                               DELPHI CORPORATION,

                           GENERAL MOTORS CORPORATION,

                           APPALOOSA MANAGEMENT L.P.,

                       CERBERUS CAPITAL MANAGEMENT, L.P.,

                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.,

               MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

                                       and

                               UBS SECURITIES LLC

                          Dated as of January 18, 2007
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                         AMENDMENT AND SUPPLEMENT TO THE
                        PLAN FRAMEWORK SUPPORT AGREEMENT

          This Amendment and Supplement to the Plan Framework Support Agreement (the "Amendment and Supplement"), is entered into as of January 18, 2007 by and among Delphi Corporation ("Delphi"), on behalf of itself and its subsidiaries and affiliates operating as debtors and debtors-in-possession (together with Delphi, the "Debtors") in the Chapter 11 Cases, General Motors Corporation ("GM"), Appaloosa Management L.P., ("Appaloosa"), Cerberus Capital Management, L.P., ("Cerberus"), Harbinger Capital Partners Master Fund I, Ltd., ("Harbinger"), Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill") and UBS Securities LLC ("UBS"). Each of the Debtors, GM, Appaloosa, Cerberus, Harbinger, Merrill and UBS is referred to herein individually as a "Party," and collectively, as the "Parties". Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan Framework Support Agreement entered into by the Parties dated as of December 18, 2006 (the "PSA"). As used herein, the phrases "this Amendment and Supplement", "hereto", "hereunder" and phrases of like import shall mean this Amendment and Supplement.

                                    RECITALS

     A. On December 18, 2006, the Debtors filed that certain Expedited Motion for Order Authorizing and Approving the Equity Purchase and Commitment Agreement (the "Investment Agreement") Pursuant to Sections 105(a), 363(b), 503(b) and 507(a) of the Bankruptcy Code and the Plan Framework Support Agreement Pursuant to Sections 105(a), 363(b) and 1125(e) of the Bankruptcy Code (the "Approval Motion"), and on December 22, 2006, the Debtors filed their Motion for Order Under 11 U.S.C. Section 1121(d) Extending Debtors' Exclusive Periods Within Which to File and Solicit Acceptances of Reorganization Plan (the "Exclusivity Extension Motion").

     B. The Approval Motion was originally scheduled for hearing before the Bankruptcy Court on January 5, 2007, but such hearing was adjourned and is now scheduled for January 11, 2007. A hearing on the Exclusivity Extension Motion has been scheduled for January 12, 2007.

     C. Several creditors and parties in interest have objected to the Approval Motion and the Exclusivity Extension Motion (the "Objectants"), including, among others, the official committee of unsecured creditors appointed on October 17, 2005 in the Chapter 11 Cases (the "Creditors' Committee", and their objections to the Approval Motion and the Exclusivity Extension Motion filed thereby, the "Committee Objections") and the ad hoc committee of trade creditors (the "Ad Hoc Trade Committee", and their objection to the Approval Motion filed thereby, together with the Committee Objections, the "Objections").

     D. On December 22, 2006, the Court entered that certain Pretrial and Scheduling Order Relating to Debtors' Expedited Motion for Order Authorizing and Approving Equity Purchase and Commitment Agreement Pursuant to 11 U.S.C. Section 105(a), 363(b), 503(b), and 507(a) and Plan Framework and Support Agreement Pursuant to 11 U.S.C. Sections 105(a),

363(b), and 1125(e) (the "Pretrial Order"). Pursuant to the Pretrial Order, the Objecting Parties (as defined therein) were obligated to provide the Debtors, GM, Appaloosa and Cerberus with a written statement identifying any perceived ambiguities in the Investment Agreement. On December 26, 2006, the Creditors' Committee, the Ad Hoc Trade Committee and the official committee of equity security holders appointed in the Chapter 11 Cases (the "Equity Committee") each provided the Debtors with a Statement of Ambiguities (each, a "Statement") in accordance with the Pretrial Order.

     E. Pursuant to the Pretrial Order, the Debtors were obligated to deliver to the Objecting Parties a response to each such Statement, stating whether and in what respect the Debtors believe that any such ambiguity exists. On December 29, 2006, the Debtors delivered their Omnibus Response To Statements Of Purported Ambiguities Concerning Framework Agreements Propounded By Statutory And Ad Hoc Trade Committees (the "Response").

     F. In addition, the Debtors and the Plan Investors have conferred with certain of the Objectants, including the Creditors' Committee and the Ad Hoc Trade Committee in an effort to resolve their objections to the Approval Motion and issues raised in the Statements on a consensual basis. As a result of these discussions, the Creditors' Committee, subject to its fiduciary duties, and the Ad Hoc Trade Committee, have agreed to withdraw the Objections and to support the Investment Agreement and the PSA and the transactions contemplated thereby, on the condition that certain modifications are made to the Investment Agreement, the PSA and the proposed order approving the Approval Motion (the "Approval Order").

     G. The Parties to this Amendment and Supplement have agreed to amend the PSA as set forth in Article I hereof, and, conditioned upon the withdrawal of the Objections and the continued support of the Creditors' Committee and the Ad Hoc Trade Committee for entry of the Approval Order, the implementation of the Investment Agreement, the PSA, and each of the transactions contemplated by the Investment Agreement and the PSA, to supplement the PSA as set forth in Article II hereof.

                                    ARTICLE I

                                    AMENDMENT

     NOW THEREFORE, the Parties hereto hereby agree as follows:

     1.1 Section 3.1(b) of the PSA is hereby amended by adding the words "; provided further however, that such notice may not be given by any Plan Investor or the Debtors after the Disclosure Statement Approval Date (as defined in the Investment Agreement)" immediately following the words "April 1, 2007" in the third line thereof.

     1.2 Section 6.1 of the PSA is hereby amended by adding the words "excluding all allowed accrued postpetition interest thereon" immediately following the word "billion" in the 9th line thereof.

     1.3 Section 6.3 of the PSA is hereby amended by adding the words "which for trade claims shall be at a rate to be agreed to or determined by the Bankruptcy Court, it being
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understood that with respect to trade claims the Debtors and Plan Investors will not take the position that there should not be an entitlement to postpetition interest" immediately following the words "(including all allowed accrued interest" in what is currently the 2nd line thereof, and adding the words "excluding all allowed accrued postpetition interest thereon" after the word "billion" in the 8th line thereof.

     1.4 Section 6.12(d) of the PSA is hereby amended by adding the words "or their respective Affiliates" immediately following the word "(Dolce)" in what is currently the 3rd line thereof, and by adding the words "or their respective Affiliates" immediately following the word "Dolce" in what is currently the 7th line thereof.

                                   ARTICLE II

                                   SUPPLEMENT

     So long as the Creditors' Committee and the Ad Hoc Trade Committee shall have withdrawn the Objections and support entry of the Approval Order and so long as the Creditors' Committee shall support the implementation of the Investment Agreement, the PSA, and each of the transactions contemplated by the Investment Agreement and the PSA, the following provisions of this Amendment and Supplement shall be in effect, and to the extent such provisions are inconsistent with any provisions of the PSA, the following provisions of this Amendment and Supplement shall supplant and supersede the provisions of the PSA; provided, that if the Creditors' Committee, in the exercise of its fiduciary duties, shall subsequently withdraw, qualify or modify in a manner adverse to the Plan Investors (or resolve to do any of the foregoing) its support for the entry of the Approval Order, the implementation of the Investment Agreement, the PSA, or any of the transactions contemplated by the Investment Agreement or the PSA, or shall have approved or recommended any competing or other transaction inconsistent with the Investment Agreement or the PSA (each such action, a "Withdrawal of Support"), then Sections 2.1 through 2.2 of this Amendment and Supplement shall terminate and shall be of no further force or effect; provided further, that if the Creditors' Committee (a) objects in any pleading to (i) any of the terms of any Plan Document solely on the basis of comments provided by the Creditors' Committee pursuant to Section 2.1 hereof, but rejected by the Debtors or the Plan Investors or (ii) the position that the Debtors, any Plan Investor or any other Party takes as to the appropriate rate of interest on Trade and Other Unsecured Claims as permitted by Section 6.3 of the PSA as amended hereby, or (b) unsuccessfully seeks the termination of the Investment Agreement pursuant to Section 2(h) of that certain Supplement to the Equity Purchase and Commitment Agreement, dated as of __, 2007 by and among the Debtors and the Investors, then in each such case such objection or action shall not be considered a Withdrawal of Support:

     2.1 The Debtors will provide the Creditors' Committee with periodic working drafts of the Plan, the Disclosure Statement, the Confirmation Order and any Plan Documents that the Creditors' Committee reasonably believes could have a material impact on the recovery of unsecured creditors, and any amendments thereto, and with a reasonable opportunity to review and comment on such documents prior to such documents being filed with the Bankruptcy Court. The Debtors and the Plan Investors will consider in good faith any comments consistent with the

Investment Agreement and PSA, and any other reasonable comments of the Creditors' Committee, and will not reject such comments without first discussing the reasons therefore with counsel to the Creditors' Committee and giving due consideration to the views of the Creditors' Committee.

     2.2 The Creditors' Committee will have consultation rights through the Confirmation Date with respect to executive compensation under the Plan and as described in the Disclosure Statement. The Creditors' Committee shall also have one representative of the Creditors' Committee placed on the joint claims oversight committee contemplated by Section 6.11 of the PSA, it being understood that such member shall not have veto rights over any committee action.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 Subject to Section 8.1 of the PSA, this Amendment and Supplement shall become effective (the "Effective Date") immediately upon its execution by the Parties.

     3.2 On and after the Effective Date, each reference in the PSA to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the PSA, and each reference in the Investment Agreement to the "PSA", "thereunder", "thereof" or words of like import referring to the PSA shall mean and be a reference to the PSA as amended and supplemented by this Amendment and Supplement.

     3.3 This Amendment and Supplement shall operate as an amendment of the provisions of the PSA referred to specifically herein. Except as specifically amended or supplemented by this Amendment and Supplement and as set forth in the preceding sentence, the PSA and the Investment Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     3.4 Section and subsection headings in this Amendment and Supplement are included herein for convenience of reference only and shall not constitute a part of this Amendment and Supplement for any other purpose or be given any substantive effect.

     3.5 This Amendment and Supplement will be governed and construed in accordance with the internal laws of the State of New York without regard to any conflict of law provision that could require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees for itself that the Bankruptcy Court will retain exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement. Each Party further agrees to waive any objection based on forum non conveniens.

     3.6 This Amendment and Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Amendment and Supplement by facsimile shall be effective as delivery of a manually executed signature page of this Amendment and Supplement.

     3.7 It is agreed that the Creditors' Committee shall be a third party beneficiary of Article II of this Amendment and Supplement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have each caused this Amendment and Supplement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

                                            DELPHI CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            GENERAL MOTORS CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            APPALOOSA MANAGEMENT L.P.


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            HARBINGER CAPITAL PARTNERS MASTER
                                            FUND I, LTD.

                                            By: Harbinger Capital Partners
                                                Offshore Manager, L.L.C.,
                                                as investment manager


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            CERBERUS CAPITAL MANAGEMENT, L.P.


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH, INCORPORATED


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            UBS SECURITIES LLC


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            By:
                                                --------------------------------
                                            Name:
                                            Title: